EXHIBIT 99.1

BioCryst Reports Third Quarter 2026 Financial Results

— Total net revenue of $180.3 million and ORLADEYO® net revenue of $174.8 million —

— Operating profit of $53.3 million and Non-GAAP operating profit of $86.5 million —

— Maintained Full Year 2026 ORLADEYO revenue guidance of $625 to $645 million and increased total revenue guidance to $715 million to $730 million —

— Improved Non-GAAP operating expense guidance to $415 to $425 million —

— Received FDA approval for ORLADEYO 150 mg oral pellets for patients aged 12 and older —

RESEARCH TRIANGLE PARK, N.C., Nov. 04, 2026 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX) today reported financial results for the quarter ended September 30, 2026, and provided a business update.

"In the third quarter, we delivered continued growth of ORLADEYO and strong profitability while broadening the foundation for our long-term success," said Charlie Gayer, President and Chief Executive Officer of BioCryst. “We successfully launched ORLADEYO pellets in pediatric patients, received FDA approval for their use in adolescents and adults in October, and implemented our specialty pharmacy transition to CareMed, all of which will make ORLADEYO accessible for more patients. Looking to our pipeline, BCX17725 remains on track for the early clinical data by the end of this year, and we look forward to navenibart pivotal results in the third quarter of 2027. This progress across our business increases our confidence in our ability to drive sustainable growth and lasting value for patients and shareholders."

Business & Corporate Updates

  The launch of ORLADEYO oral pellets in patients with hereditary angioedema (HAE) aged 2 to <12 years began in August. Early reimbursement is strong and new prescriptions continue to be filled ahead of the company’s expectations.
  In October, the FDA approved the company’s supplemental New Drug Application for the use of the oral pellet formulation of once-daily ORLADEYO for patients with HAE aged 12 years and older. This approval enables prescribers to offer their patients a more personalized treatment choice with ORLADEYO in either capsule or pellet form.
  In August, the company commenced operations with CareMed as its sole-source specialty pharmacy partner for ORLADEYO shipments to patients. CareMed’s deep rare disease experience, high-touch patient services, and operational scale make it a strong partner to drive continued growth of ORLADEYO across patient segments and formulations.
  The company is studying navenibart, an investigational, long-acting plasma kallikrein inhibitor, in ALPHA-ORBIT, the ongoing and fully enrolled pivotal study in hereditary angioedema with every three-month and every six-month subcutaneous dosing, and ORBIT-EXPANSE, the long-term extension study. The program remains on track to report top-line results at six- and twelve-month endpoints in Q3 2027.
  The company is studying BCX17725, an investigational KLK5 inhibitor for the treatment of Netherton syndrome (NS), in a Phase 1 trial. The company has enrolled Part 4 of this trial and expects to report initial data in patients with NS by the end of 2026.
  The company's Birmingham site closure activities are on track to be substantially complete by year-end. The company expects the site closure and associated restructuring to result in cash costs of approximately $10 million total and annualized cost savings of approximately $30 million to $35 million once fully realized, not including additional savings from other program-related expenses.
  In October, the company announced the formation of a Scientific Advisory Board comprising seven accomplished scientific and industry leaders to provide independent guidance and expertise for the successful execution of the external R&D strategy.
  The company has discontinued development of STAR-0310, the early-stage atopic dermatitis program acquired through the acquisition of Astria Therapeutics, to focus resources on rare diseases. The company previously paused investment in the program while it explored partnering opportunities, and it has now concluded that effort.

Third Quarter 2026 Financial Results

Total revenues were $180.3 million (+13% y-o-y; +24% y-o-y on a comparable basis excluding European revenue). Revenue growth in the quarter benefited from the transition to CareMed as the company's sole-source specialty pharmacy partner for shipments to patients. As part of its distribution model, CareMed built an initial inventory of ORLADEYO to support patient demand and efficient dispensing, consistent with customary specialty pharmacy practices. The company expects that inventory level to remain relatively stable over time. ORLADEYO revenue, excluding European revenue, grew year-over-year when removing the effect of the initial inventory build.

Research and development expenses, excluding stock-based compensation expense, were $52.4 million for the third quarter of 2026. Research and development expenses for the quarter include one-time impairment charges associated with the closure of the Birmingham site and employee termination costs. Total restructuring costs in research and development included cash costs of $6.3 million and non-cash costs of $9.3 million.

  On a non-GAAP basis, R&D expenses were $37.1 million for the third quarter of 2026, compared to $38.0 million for the third quarter of 2025. While costs increased due to navenibart pivotal program, overall expenses decreased due to lower expenses related to BCX17725 and the termination of programs related to the Birmingham facility closure.

Sales and marketing expenses, excluding stock-based compensation expense, were $37.7 million (-15% y-o-y) on a GAAP basis and $36.0 million (+4% y-o-y) on a non-GAAP basis. Fees related to the specialty pharmacy transition contributed to the increase. General and administrative expenses, excluding stock-based compensation expense, were $21.0 million (-22% y-o-y) on a GAAP basis and $19.1 million (-8% y-o-y) on a non-GAAP basis.

The company recorded an operating profit of $53.3 million for the third quarter of 2026 compared to $29.6 million for the third quarter of 2025.

  On a non-GAAP basis, operating profit was $86.5 million for the third quarter of 2026, compared to $50.8 million for the third quarter of 2025.

The company recorded net income of $37.9 million for the third quarter of 2026 compared to $12.9 million for third quarter of 2025.

  On a non-GAAP basis, net income was $71.1 million for the third quarter of 2026, compared to $34.7 million for the third quarter of 2025.

During Q3 2026, the company generated positive cash flow. As a result, cash, cash equivalents, restricted cash and investments totaled $376.4 million on September 30, 2026.

The accompanying tables provide GAAP and non-GAAP financial information for the three and nine months ended September 30, 2026. Non-GAAP measures include adjustments, as applicable, for the sale of the European ORLADEYO business on October 1, 2025 (including transaction-related costs), stock-based compensation, expenses incurred in connection with the acquisition of Astria on January 23, 2026, employee termination and impairment charges related to the Birmingham site closure, and workforce reduction expenses. Management believes that the presentation of these non-GAAP figures provides greater transparency into the financial results of core, ongoing operations and improves comparability across reporting periods by excluding items that are non-recurring or other items that may vary significantly from period to period.

Financial Outlook for 2026

The company maintained its outlook for full year 2026 global net ORLADEYO revenue of $625 million to $645 million and increased its full year 2026 total revenue outlook, including revenue from RAPIVAB® (peramivir injection) and the licensing of navenibart European rights, to $715 million to $730 million. The increase was primarily driven by higher revenues from the licensing of navenibart rights, as well as higher RAPIVAB orders from international partners.

The company improved its outlook for full year 2026 non-GAAP operating expenses, excluding stock-based compensation, restructuring, and transaction-related costs, to $415 million to $425 million. The decrease was primarily driven by continued progress on the Birmingham site closure.

Item	As of November 4, 2026	As of August 5, 2026
ORLADEYO revenue	Unchanged	$625 million to $645 million
Total revenue	$715 million to $730 million	$690 million to $715 million
Non-GAAP operating expense	$415 million to $425 million	$420 million to $440 million

Conference Call and Webcast

BioCryst management will host a conference call and webcast at 8:30 a.m. ET today to discuss the financial results and provide a corporate update. A live webcast and replay of the call will be available online in the investors section of the company website at www.biocryst.com.

About BioCryst Pharmaceuticals

BioCryst is a global biotechnology company focused on developing and commercializing medicines for hereditary angioedema (“HAE”) and other rare diseases, driven by its deep commitment to improving the lives of people living with these conditions. BioCryst has commercialized ORLADEYO® (berotralstat), the first oral, once-daily plasma kallikrein inhibitor, and is advancing a pipeline of potential first-in-class or best-in-class therapeutics for rare diseases. For more information, please visit www.biocryst.com or follow us on LinkedIn.

Non-GAAP Financial Measures

The information furnished in this release and the accompanying tables includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including financial measures labeled as “non-GAAP.” As noted under “Third Quarter 2026 Financial Results” above, we believe providing these non-GAAP measures, which show our results with certain items adjusted, is valuable and useful since they can provide greater transparency into the financial results of core, ongoing operations and improve comparability across reporting periods. These non-GAAP measures also correspond with the way we expect investors and financial analysts to compare our results. Our non-GAAP measures should be considered only as supplements to, and not as substitutes for or in isolation from, our other measures of financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its respective closest equivalent GAAP financial measure is provided in the tables below.

We also provide our non-GAAP operating expense outlook for full year 2026, which refers to our expected GAAP operating expense, excluding stock-based compensation, restructuring and transaction-related costs. We have not provided a reconciliation against the comparable forward-looking GAAP measure because we are unable to predict with reasonable certainty the full amount of stock-based compensation expense or restructuring or transaction-related costs for the full year 2026 without unreasonable effort. Stock-based compensation expense is uncertain and depends on various factors, including our future hiring and retention needs, as well as the future fair market value of our common stock, which is difficult to predict and subject to change. In addition, we are unable to predict with reasonable certainty the full amount of restructuring and transaction-related costs as the related costs are dependent on various factors that have not yet or have only recently occurred. The actual amount of stock-based compensation, restructuring and transaction-related costs for the full year 2026 could have a material impact on GAAP reported results for the guidance period.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements, such as expected full year 2026 revenue and operating expenses, expectations regarding pipeline development, including with respect to the timing of data and plans to report such data, accessibility of ORLADEYO for patients, expectations regarding BioCryst’s future growth and value creation, expectations related to the closure of BioCryst’s Birmingham research facility and wind-down of internal discovery programs, including statements about the expected timing, cost and anticipated related future cost savings, and expectations related to the CareMed transition, including future inventory levels and purchasing patterns. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: BioCryst’s ability to successfully progress its pipeline development plans as described herein, including meeting the expected timelines; BioCryst’s ability to successfully transition to CareMed and to continue to successfully commercialize ORLADEYO, including the successful launch of the ORLADEYO oral pellet formulation; BioCryst’s ability to successfully execute its plan to close the Birmingham research facility and wind-down its internal discovery programs, including the timing and costs of such actions and its ability to realize the anticipated cost savings; ongoing and future preclinical and clinical development of product candidates may take longer than expected and may not have positive results; the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results; BioCryst may not advance human clinical trials with product candidates as expected; the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may not review regulatory filings on our expected timeline, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; the results of BioCryst’s partnerships with third parties may not meet BioCryst’s current expectations, including that our partners may fail to reach performance milestones or achieve certain royalty thresholds under our license agreements; statements and projections regarding financial guidance and goals and the attainment of such goals may differ from actual results based on market factors and BioCryst’s ability to execute its operational and budget plans; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management’s expected ranges. This list is not exclusive. To see a more comprehensive list of risks, please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

BCRXW

Contact:

Investors:
investorrelations@biocryst.com

Media:
media@biocryst.com

BIOCRYST PHARMACEUTICALS, INC. CONSOLIDATED FINANCIAL SUMMARY (In thousands, except per share)
Statements of Operations (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
ORLADEYO	$174,833	$159,077	$481,382	$450,157
License and other revenues	5,459	318	73,573	18,125
Total revenues	180,292	159,395	554,955	468,282

Expenses:
Cost of product sales	1,574	2,187	10,791	9,553
Acquired in-process research and development	—	—	697,761	—
Research and development	58,213	44,603	170,501	125,259
Selling, general and administrative	67,175	83,014	225,705	252,866
Total operating expenses	126,962	129,804	1,104,758	387,678
Income (loss) from operations	53,330	29,591	(549,803)	80,604

Other income (expense):
Interest income	3,073	2,238	7,763	7,778
Interest expense	(21,185)	(19,661)	(62,676)	(64,737)
Foreign currency gains (losses), net	22	35	(176)	(27)
Loss on extinguishment of debt	—	(2,740)	—	(6,911)
Other income, net	3,345	2,667	2,143	2,667
Total other expense, net	(14,745)	(17,461)	(52,946)	(61,230)

Income (loss) before income taxes	38,585	12,130	(602,749)	19,374
Income tax expense (benefit)	669	(769)	2,752	1,358
Net income (loss)	$37,916	$12,899	$(605,501)	$18,016

Net income (loss) per common share: basic	$0.15	$0.06	$(2.41)	$0.09
Weighted average shares of common stock outstanding: basic	255,634	210,176	250,840	209,531
Net income (loss) per common share: diluted	$0.14	$0.06	$(2.41)	$0.08
Weighted average shares of common stock outstanding: diluted	267,621	219,885	250,840	218,349

Royalty Financing Obligations (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Non-Cash Interest Expense on Royalty Financing Obligations	$12,339	$12,923	$38,669	$39,839
Total Cash Paid on Royalty Financing Obligations	$33,745	$30,737	$74,164	$71,646

Balance Sheet Data (in thousands)

	September 30, 2026	December 31, 2025
	(unaudited)	Note 1
Cash, cash equivalents and investments	$374,998	$335,911
Restricted cash	1,451	1,601
Receivables	121,786	106,818
Total assets	591,070	514,158
Secured term loan	395,609	-
Royalty financing obligation	421,683	465,688
Accumulated deficit	(2,111,680)	(1,506,179)
Stockholders’ deficit	(397,384)	(119,153)
Shares of common stock outstanding	256,118	213,060

Note 1: Derived from audited financial statements.

Reconciliation of Non-GAAP Income From Operations (in thousands)

	Three Months Ended September 30, 2026
	U.S. GAAP	Non-GAAP Adjustments[1]	Non-GAAP
Revenues:
ORLADEYO	174,833	-	174,833
License and other revenues	5,459	-	5,459
Total revenues	180,292	-	180,292

Expenses:
Cost of product sales - ORLADEYO	1,558	-	1,558
Cost of product sales - peramivir	16	-	16
Research and development (excluding stock-based compensation)	52,448	15,353	37,095
Sales and marketing (excluding stock-based compensation)	37,726	1,703	36,023
General and administrative (excluding stock-based compensation)	20,970	1,917	19,053
Stock-based compensation	14,244	14,244	-
Total operating expenses	126,962	33,217	93,745
Income (loss) from operations	53,330	(33,217)	86,547
Other expense, net	14,745	-	14,745
Income tax expense (benefit)	669	-	669
Net income (loss)	$37,916	$(33,217)	$71,133

[1]Reflects the following non-GAAP adjustments for the three months ended September 30, 2026:
Expenses incurred in connection with the Birmingham Closure Plan:
Expense associated with severance agreements			$6,061
Long-lived asset impairment			$9,538
Workforce Reduction			$3,374
Stock-based compensation			$14,244

	Three Months Ended September 30, 2025
	U.S. GAAP	Non-GAAP Adjustments[1]	Non-GAAP
Revenues:
ORLADEYO	159,077	13,812	145,265
License and other revenues	318	-	318
Total revenues	159,395	13,812	145,583

Expenses:
Cost of product sales - ORLADEYO	2,182	720	1,462
Cost of product sales - peramivir	5	-	5
Research and development (excluding stock-based compensation)	38,084	96	37,988
Sales and marketing (excluding stock-based compensation)	44,114	9,455	34,659
General and administrative (excluding stock-based compensation)	26,818	6,160	20,658
Stock-based compensation	18,601	18,601	-
Total operating expenses	129,804	35,032	94,772
Income from operations	29,591	(21,220)	50,811
Other expense, net	17,461	623	16,838
Income tax benefit	(769)	-	(769)
Net income (loss)	$12,899	$(21,843)	$34,742

[1]Reflects the following non-GAAP adjustments for the three months ended September 30, 2025:
Revenues and expenses associated with our European ORLADEYO business which was sold to Neopharmed Gentili S.p.A. on October 1, 2025:
ORLADEYO revenue			$13,812
Cost of product sales - ORLADEYO			$720
Research and development (excluding stock-based compensation)			$96
Sales and marketing (excluding stock-based compensation)			$9,137
General and administrative (excluding stock-based compensation)			$2,983
Transaction-related costs			$3,495
Stock-based compensation			$18,601
Loss on extinguishment of debt			$2,740
Reimbursement of transaction-related costs associated with the sale of our European ORLADEYO business to Neopharmed Gentili S.p.A.²			$(2,117)

²Certain transaction-related costs were reimbursed and recognized in other income.

	Nine Months Ended September 30, 2026
	U.S. GAAP	Non-GAAP Adjustments[1]	Non-GAAP
Revenues:
ORLADEYO	481,382	-	481,382
License and other revenues	73,573	-	73,573
Total revenues	554,955	-	554,955

Expenses:
Cost of product sales - ORLADEYO	7,991	-	7,991
Cost of product sales - peramivir	2,800	-	2,800
Acquired in-process research and development	697,761	697,761	-
Research and development (excluding stock-based compensation)	152,444	30,833	121,611
Sales and marketing (excluding stock-based compensation)	114,626	7,185	107,441
General and administrative (excluding stock-based compensation)	84,173	23,005	61,168
Stock-based compensation	44,963	44,963	-
Total operating expenses	1,104,758	803,747	301,011
(Loss) income from operations	$(549,803)	$(803,747)	$253,944
Other expense, net	52,946	-	52,946
Income tax expense	2,752	-	2,752
Net income (loss)	$(605,501)	$(803,747)	$198,246

[1]Reflects the following non-GAAP adjustments for the nine months ended September 30, 2026:
Expenses incurred in connection with the acquisition of Astria Therapeutics, Inc. on January 23, 2026:
Acquired in-process research and development related to navenibart			$697,761
Assembled workforce amortization			$600
Expense associated with severance and retention award agreements			$12,321
Portion of stock option payout attributable to post-combination service			$29,129
Expenses incurred in connection with the Birmingham Closure Plan:
Expense associated with severance agreements			$6,061
Long-lived asset impairment			$9,538
Workforce Reduction			$3,374
Stock-based compensation			$44,963

	Nine Months Ended September 30, 2025
	U.S. GAAP	Non-GAAP Adjustments[1]	Non-GAAP
Revenues:
ORLADEYO	450,157	38,658	411,499
License and other revenues	18,125	-	18,125
Total revenues	468,282	38,658	429,624

Expenses:
Cost of product sales - ORLADEYO	6,564	2,465	4,099
Cost of product sales - peramivir	2,989	-	2,989
Research and development (excluding stock-based compensation)	100,885	1,539	99,346
Sales and marketing (excluding stock-based compensation)	137,373	30,813	106,560
General and administrative (excluding stock-based compensation)	78,594	17,704	60,890
Stock-based compensation	61,273	61,273	-
Total operating expenses	387,678	113,794	273,884
Income from operations	80,604	(75,136)	155,740
Other expense, net	61,230	4,794	56,436
Income tax expense	1,358	-	1,358
Net income (loss)	$18,016	$(79,930)	$97,946

[1]Reflects the following non-GAAP adjustments for the nine months ended September 30, 2025:
Revenues and expenses associated with our European ORLADEYO business which was sold to Neopharmed Gentili S.p.A. on October 1, 2025:
ORLADEYO revenue			$38,658
Cost of product sales - ORLADEYO			$2,465
Research and development (excluding stock-based compensation)			$1,539
Sales and marketing (excluding stock-based compensation)			$30,495
General and administrative (excluding stock-based compensation)			$8,089
Transaction-related costs			$9,933
Stock-based compensation			$61,273
Loss on extinguishment of debt			$6,911
Reimbursement of transaction-related costs associated with the sale of our European ORLADEYO business to Neopharmed Gentili S.p.A.²			$(2,117)

²Certain transaction-related costs were reimbursed and recognized in other income.